Exhibit 99.1
Baker Hughes Holds Annual Meeting of Stockholders
Houston (April 22, 2010) — Today, the stockholders of Baker Hughes Incorporated (NYSE: BHI) held their annual meeting. At the meeting, the stockholders elected the 11 present members of the Board of Directors named in the Company’s proxy statement. Stockholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year 2010. In addition, the stockholders approved an amendment to the Company’s certificate of incorporation that, in accordance with the bylaws, will require the Company’s corporate secretary to call special stockholder meetings following a request from the holders of 25% of Baker Hughes’ voting stock. A majority of the stockholders present and voting defeated a stockholder proposal regarding a change in the manner in which the members of the Board of Directors are elected to require director nominees to be elected by the affirmative vote of the majority of votes cast at an annual meeting rather than the current plurality voting standard.
Baker Hughes states that Baker Hughes and BJ Services Company are waiting on the final approval by the Antitrust Division of the U.S. Department of Justice of the Proposed Final Judgment and that upon such approval by the DOJ both a Hold Separate Order and the Proposed Final Judgment will be filed with the Federal District Court in Washington, D.C. along with related documents. Having already obtained stockholder approval, Baker Hughes and BJ Services expect to close the merger in April promptly following the expected acknowledgment of the Proposed Final Judgment and the entry of the Hold Separate Order by the Federal District Court, subject to the other closing conditions.
Forward-Looking Statements
Except for the historical information set forth in this document, the matters discussed in this document are forward-looking statements that involve certain assumptions and known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially. Such forward-looking statements include, but are not limited to, whether the DOJ will give regulatory clearance and approval and the Federal District Court will acknowledge such Proposed Final Judgment and enter the Hold Separate Stipulation and Order to complete the merger at all or without restrictions or conditions that would be detrimental or have a materially adverse effect on the combined company after the merger is completed, whether the merger will be consummated, and other statements that are not historical facts. There can be no assurance that all of the conditions to complete the merger will be satisfied. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the cost savings and any other synergies from the transaction may not be realized or take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the ability to successfully integrate the businesses; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the timing, proceeds and impact of the DOJ required divestiture of assets used in the sand control and stimulation services business in the U.S. Gulf of Mexico; the inability to retain key personnel; continuation or deterioration of current market conditions; the outcome of any litigation; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the customers of the respective parties. Additional factors that may affect future results are contained in Baker Hughes’ and BJ Services’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site at www.sec.gov. Except as required by law, neither Baker Hughes nor BJ Services intends to update or revise statements contained in these materials based on new information, future events or otherwise.
Additional Information and Where to Find It
These materials are not a substitute for the Registration Statement that Baker Hughes filed with the SEC in connection with the proposed transaction with BJ Services, or the definitive joint proxy statement/prospectus sent to security holders of Baker Hughes and BJ Services on or about February 16, 2010 seeking their approval of the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ARE URGED TO CAREFULLY READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS DATED FEBRUARY 12, 2010, WHICH WAS SENT TO SECURITY HOLDERS OF BAKER HUGHES AND BJ SERVICES ON OR ABOUT FEBRUARY 16, 2010, AS IT CONTAINS IMPORTANT INFORMATION, INCLUDING DETAILED RISK FACTORS. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other documents filed by Baker Hughes and BJ Services with the SEC at the SEC’s web site at www.sec.gov. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of Baker Hughes or BJ Services common stock.
The definitive joint proxy statement/prospectus and such other documents (relating to Baker Hughes) may also be obtained from Baker Hughes for free from Baker Hughes’ web site at www.bakerhughes.com/investor or by directing a request to: Baker Hughes Incorporated, 2929 Allen Parkway, Suite 2100, Houston, TX 77019, Attention: Corporate Secretary, or by phone at (713) 439-8039. The definitive joint proxy statement/prospectus and such other documents (relating to BJ Services) may also be obtained from BJ Services for free from BJ Services’ web site at www.bjservices.com or by directing a request to: BJ Services Company, P.O. Box 4442, Houston, Texas 77210-4442, Attention: Investor Relations, or by phone at (713) 462-4239.
BJ Services Company is a leading provider of pressure pumping, well completion, production enhancement and pipeline services to the petroleum industry.
Baker Hughes provides reservoir consulting, drilling, formation evaluation, completion and production products and services to the worldwide oil and gas industry.
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